UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-6(d)(2))

☑	Definitive Information Statement
CLINICAL DATA, INC.

(Name of Registrant as Specified In Its Charter)
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INFORMATION STATEMENT
Share Ownership
Amendment to Our Certificate of Incorporation
Dissenter’s Rights
Additional Information
Annex A

CLINICAL DATA, INC.
One Gateway Center, Suite 702
Newton, Massachusetts 02548
(617) 527-9933

INFORMATION STATEMENT

This Information Statement is furnished by the board of directors of Clinical Data, Inc., a Delaware corporation, to the holders of record at the close of business on the record date, May 1, 2007, of our outstanding capital stock pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. We are also providing notice to our stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware that certain of our stockholders took action, as described below, by written consent. This Information Statement is being furnished to our stockholders for the purpose of informing them of an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock from 14,000,000 shares to 60,000,000 shares, par value of $0.01 per share (the “Amendment”).

Our board of directors unanimously approved the Amendment on April 26, 2007.

Following our board of directors’ approval of the Amendment, the holders of a majority of the outstanding shares of our capital stock gave us their written consent to the Amendment on May 3, 2007. Therefore, following the expiration of the twenty day (20) period mandated by Rule 14c-2(b), we will file a Certificate of Amendment with the Delaware Secretary of State to amend our Certificate of Incorporation to give effect to the Amendment. We will not file the Certificate of Amendment to our Certificate of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement to our stockholders.

The proposed Certificate of Amendment to our Certificate of Incorporation is attached hereto as Annex A. The Certificate of Amendment will become effective when it is filed with the Delaware Secretary of State.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors has fixed the close of business on May 1, 2007 as the record date for the determination of stockholders who are entitled to receive this Information Statement. There were 10,019,437 shares of our common stock issued and outstanding on May 1, 2007. We anticipate that this Information Statement will be mailed on or about May 15, 2007 to all stockholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

Share Ownership

As of the record date, May 1, 2007, we had a total of 10,019,437 shares of common stock, $0.01 par value per share, issued and outstanding.

The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of May 1, 2007 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) our current executive officers and our named executive officers, (iii) our current directors, and (iv) all our current executive officers and directors as a group.

	Shares of Common
Name and Address	Stock and Nature of		Percent of
of Beneficial Owner (1)	Beneficial Ownership		Common Stock

5% Stockholders
Third Security, LLC and affiliates	4,028,656	(2)	38.27%
The Governor Tyler 1881 Grove Avenue Radford, VA 24141
Executive Officers and Directors
Randal J. Kirk	4,028,656	(2)	38.27%
Arthur B. Malman	43,325	(3)	*
Larry D. Horner	91,279	(4)	*
Burton E. Sobel, M.D.	15,000	(5)	*
Kevin L. Rakin	117,036	(6)	1.17%
Andrew J. Fromkin	164,213	(7)	1.63%
Caesar J. Belbel	86,510	(8)	*
Carol Reed, M.D.	81,434	(9)	*
C. Evan Ballantyne	1,000		*
Israel M. Stein, M.D.	421,836	(10)	4.20%
Mark D. Shooman	3,000		*
All Directors and Executive Officers as a Group (9 persons)	4,626,828	(11)	43.95%

*	Indicates ownership of less than 1%

(1)	The address of each of the directors, named executive officers and executive officers is: c/o Clinical Data, Inc., One Gateway Center, Suite 702, Newton, MA 02458, other than Dr. Stein, whose address is 17 Edge Hill Road, Chestnut Hill, Massachusetts 02467; and Mr. Shooman, whose address is 1460 Beacon Street, Waban, Massachusetts 02468.

(2)	Includes 1,066,991 shares owned by Mr. Kirk; 680,504 shares owned by Kirkfield, LLC; 731,083 shares owned by RJK, LLC; 41,719 shares owned by Zhong Mei, LLC; 699,918 shares owned by New River Management, II, LP; 193,343 shares owned by New River Management, III, LP; 153,353 shares owned by Radford Investment LP; and 461,745 shares owned by Third Security Staff 2001 LLC. Mr. Kirk is deemed to have beneficial ownership of all shares owned by Kirkfield, LLC, RJK, LLC, Zhong Mei, LLC, New River Management, II, LP, New River Management, III, LP, Radford Investment LP and Third Security Staff 2001, LLC.

(3)	Includes 24,000 shares issuable upon the exercise of stock options exercisable within 60 days after May 1, 2007 and 2,500 shares issuable upon the exercise of warrants for shares of common stock.

(4)	Includes 14,218 shares held by Mr. Horner’s wife as to which Mr. Horner disclaims beneficial ownership. Also includes 39,000 shares issuable upon the exercise of stock options exercisable within 60 days after May 1, 2007 and 9,609 shares issuable upon the exercise of warrants for shares of common stock by Mr. Horner and 7,109 shares issuable upon the exercise of warrants for shares of common stock by Mr. Horner’s wife.

(5)	Consists of 15,000 shares issuable upon the exercise of stock options exercisable within 60 days after May 1, 2007.

(6)	Includes 6,175 shares held in trust and 325 shares held jointly with Mr. Rakin’s wife. Also includes 79,360 shares issuable upon the exercise of stock options exercisable within 60 days after May 1, 2007 and 1,250 shares issuable upon the exercise of warrants for shares of common stock.

(7)	Includes 163,063 shares issuable upon the exercise of stock options exercisable within 60 days after May 1, 2007.

(8)	Consists of 86,510 shares issuable upon the exercise of stock options exercisable within 60 days after May 1, 2007.

(9)	Includes 79,809 shares issuable upon the exercise of stock options exercisable within 60 days after May 1, 2007.

(10)	Based on the latest data available to us, as Dr. Stein is no longer serving as our Chief Executive Officer.

(11)	See footnotes (2) through (9), including Mr. Ballantyne’s shares.

Amendment to Our Certificate of Incorporation

Our Certificate of Incorporation currently authorizes the issuance of up to 14,000,000 shares of common stock, $0.01 par value per share. On April 26, 2007, our board of directors approved, subject to receiving the approval of the holders of a majority of our capital stock, an Amendment to our Certificate of Incorporation to increase our authorized shares of common stock to 60,000,000 shares.

Our board of directors approved the Amendment with the general intention of using the increased authorized share capital for such purposes as, including but not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense or delay of seeking stockholder approval. Although we are at all times investigating additional sources of financing and other strategic transactions that our board of directors believes will be in our best interests and in the best interests of our stockholders, we do not currently have any commitments, agreements or understandings for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the Amendment will not by itself cause any changes in our capital accounts.

The Amendment to increase our authorized common stock will not have any immediate effect on the rights of existing stockholders. However, our board of directors will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or stock exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Certificate of Incorporation, by-laws, or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent stockholders.

Stockholder approval for the Amendment to our Certificate of Incorporation was obtained by written consent of stockholders owning 5,197,891 shares of our common stock, which represented 50.93% on the record date, May 1, 2007. The increase in our authorized capital will not become effective until the appropriate filings have been made with the Secretary of State of the State of Delaware, which we cannot make until at least twenty (20) days following the date on which this Information Statement was first mailed to our stockholders.

Dissenter’s Rights

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended, and the General Corporation Law of the State of Delaware. Under Delaware law, stockholders of our common stock are not entitled to dissenter’s rights of appraisal with respect to our proposed Amendment to our Certificate of Incorporation.

Additional Information

Caution Regarding Forward-Looking Statements.

This Information Statement and the documents that are incorporated by reference herein contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our estimates and assumptions and are subject to a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding our ability to successfully integrate the operations, business, technology and intellectual property obtained in acquisitions; our ability to obtain regulatory approval for, and successfully introduce new products; our ability to expand long-term business opportunities; our ability to maintain normal terms with customers and partners; financial projections and estimates and their underlying assumptions; and statements regarding future performance. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets” or similar expressions. For each of these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of performance. Our future results could be affected by subsequent events and could differ materially from those expressed in the forward-looking statements. If future events and actual performance differ from our assumptions, our actual results could vary significantly from the performance projected in the forward-looking statements. Except for ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to disclose any revisions to any forward-looking statements or to report events or circumstances after the date of this filing.

You should understand that the following factors could affect our future results, and could cause those results to differ materially from those expressed in the forward-looking statements:

•	whether vilazodone will advance further in the clinical trials process and whether and when, if at all, vilazodone will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications;

•	whether vilazodone will be successfully marketed if approved;

•	the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety;

•	our ability to achieve the expected synergies and operating efficiencies from all of our acquisitions;

•	the strength of our intellectual property rights;

•	competition from pharmaceutical, biotechnology and diagnostics companies;

•	the development of and our ability to take advantage of the market for pharmacogenomic and biomarker products and services;

•	general economic downturns; and

•	other risks contained in our various SEC reports and filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, Quarterly Reports on Form 10-Q, and our subsequent Current Reports on Form 8-K filed with the Securities and Exchange Commission.

We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Information Statement, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:

(1)	our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the SEC on June 29, 2006;

(2)	our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on August 14, 2006, for the quarter ended September 30, 2006, filed with the SEC on November 14, 2006, and for the quarter ended December 31, 2006, filed with the SEC on February 14, 2007; and

(3)	our Current Reports on Form 8-K, filed on May 12, 2006, May 18, 2006 (as amended on November 13, 2006 (including all exhibits thereto)), June 15, 2006 (as to Items 1.01, 2.03, 3.02 and 9.01 only), June 28, 2006, July 14, 2006, August 7, 2006, September 7, 2006, September 27, 2006, and March 2, 2007.

We are also incorporating by reference additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Information Statement and the date we complete the proposed Amendment. You may request a copy of these filings at no cost, by writing or telephoning us at the following address and phone number:

Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
Attention: Chief Legal Officer
Telephone: (617) 527-9933

Annex A

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
CLINICAL DATA, INC.

Pursuant to Sections 141, 228 and 242 of the
General Corporation Law of the State of Delaware

Clinical Data, Inc., a Delaware corporation (the “Company”),

DOES HEREBY CERTIFY:

FIRST:  That on April 26, 2007, the Board of Directors of the Company, by unanimous vote of its members taken at a meeting of the Board, adopted the following resolutions in order to amend the Company’s Certificate of Incorporation:

RESOLVED, That the Board of Directors of the Company declare it advisable to amend ARTICLE FOURTH (the “Charter Amendment”) of the Company’s Certificate of Incorporation to increase the authorized capital stock of the Company from 15,500,000 shares to 61,500,000 shares by increasing the number of authorized shares of Common Stock from 14,000,000 shares to 60,000,000 shares, that such Charter Amendment be submitted to the stockholders of the Company for approval by written consent of the stockholders, and that following approval by the stockholders, the proper officers of the Company are hereby authorized to execute and file the Charter Amendment with the Secretary of State of the State of Delaware amending the first paragraph of ARTICLE FOURTH of the Corporation’s Certificate of Incorporation as follows:

“FOURTH: The total number of shares of capital stock of all classes which the corporation shall have authority to issue is 61,500,00 shares, consisting of 60,000,000 shares of Common Stock, $.01 par value per share, and 1,500,000 shares of Preferred Stock, $.01 par value per share.”

SECOND:  That pursuant to that certain Written Consent of Stockholders in Lieu of a Special Meeting, effective as of May 3, 2007, the holders of the requisite majority of shares of the outstanding shares of the Company’s capital stock entitled to vote thereon voted in favor of the Charter Amendment.

THIRD:  That the Charter Amendment was duly adopted in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of the Company will not be reduced under or by reason of the Charter Amendment.

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IN WITNESS WHEREOF, Clinical Data, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and Chief Executive Officer this           day of May, 2007.

Clinical Data, Inc.

By:
Andrew J. Fromkin
President and Chief Executive Officer

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